As Filed with the Securities and Exchange Commission on September 9, 2003, Commission File No. 333-105616

SECURITIES AND EXCHANGE COMMISSION
Washington, DC, 20549

FORM SB-2/A-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
QUINCY RESOURCES INC. (Name of small business in its charter)
Nevada (State or Other Jurisdiction of Organization	1400 (Primary Standard Industrial Classification Code)	98-0218264 (IRS Employer Identification #)
309 Center Street, Hancock, MI, 49930 USA (906) 370-4695 (Address and telephone number of principal executive offices and principal place of business)
Daniel T. Farrell 309 Center Street, Hancock, MI, 49930 USA (906) 370-4695 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: Charles A. Cleveland Charles A. Cleveland, P.S. Suite 304, 1212 North Washington Spokane, Washington 99201-2401

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered Common Stock, $0.001 par value	Dollar Amount To Be Registered 2,691,583 shares	Proposed Maximum Offering Price Per Share [1][2] $0.25	Proposed Maximum Offering Price $672,896	Amount of Registration Fee $54.50[3]

[1] Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"). Estimated solely for the purposes of calculating the registration fee. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to Quincy Resources shareholders in a private placement memorandum. The price of $0.25 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or the "Pink Sheets" at which time the shares may be sold at prevailing market prices or privately negotiated prices.

[2] There is no public market for Quincy Resources, Inc. securities

[3] Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER , 2003

Prospectus

QUINCY RESOURCES INC.
2,691,583 Shares of Common Stock
($0.001 par value per share)

We are registering our common stock for resale by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling stockholders. We will not receive any proceeds from such sale. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The selling shareholders will sell at a price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and then at prevailing market prices or privately negotiated prices.

Before this offering, there has been no public market for the common stock and our common stock is not currently traded on any exchange or quotation system.

Investing in our common stock involves a high degree of risk. See "Risk Factors," beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September , 2003.


We have not authorized any person to give any information or to make any representation not contained in this prospectus in connection with any offering of these shares of common stock. This prospectus is not an offer to sell any security other than these shares of common stock and it is not soliciting an offer to buy any security other than these shares of common stock. This prospectus is not an offer to sell these shares of common stock to any person and it is not soliciting an offer from any person to buy these shares of common stock in any jurisdiction where the offer or sale to that person is not permitted. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or these shares of common stock are offered or sold on a later date.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
SUMMARY
SUMMARY FINANCIAL DATA
RISK FACTORS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DETERMINATION OF OFFERING PRICE
SELLING STOCKHOLDERS
OUR BUSINESS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
OUR PROPERTY
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS
EXECUTIVE COMPENSATION
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
LITIGATION
INDEMNIFICATION
LEGAL MATTERS
EXPERTS
GLOSSARY OF CERTAIN TERMS
CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS
FINANCIAL STATEMENTS

1 1 1 2 2 7 7 8 8 12 18 20 20 22 23 24 26 26 27 27 27 27 27 28 29

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of such public reference room. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of such documents from the SEC's web site at http://www.sec.gov.

FORWARD LOOKING STATEMENTS

The statements included in this Prospectus regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. You can identify forward-looking statements by terminology including "could," "may," "will," "should," "except," "plan," "expect," "project," "estimate," "predict," "anticipate," "believes", "intends", and the negative of these terms or other comparable terminology. Such statements are based upon our current expectations and involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements include, without limitation, statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions and investments and the adequacy of our available cash resources. These statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Managements Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Readers are cautioned not to place undue reliance on these forward looking statements.

SUMMARY

This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read the entire prospectus carefully, including the "Risks Factors" section and the remainder of the prospectus, before making an investment decision. In this prospectus we refer to Quincy Resources, Inc. as "Quincy," "we," "our" and "us."

Quincy Resources, Inc.

Quincy Resources is a Nevada Company engaged in the exploration of mineral properties.

We were organized for the purpose of acquiring and developing mineral natural resource properties. We own interests in three sets of mineral claims, with unknown mineralization: the Silver Bow Property, the AG Property, and the Lantern Property.

We have also acquired a natural resource mineral database known as the Atlas Database which contains information developed by Atlas Minerals Inc. during the period 1982 through 1987 relating to mineralized material in the western United States. We intend to utilize the Atlas Database to further our stated business objective of acquiring and developing mineral natural resources properties.

Since commencing operations in 1999, we have not generated any revenue from mining operations, and we have funded our operations primarily through the private sale of equity securities, and the proceeds of loans. We will need to raise additional funds in the future to continue our operations.

Our administrative office is located at 309 Center Street, Hancock, Michigan 49930, telephone number (906) 370-4695. Our fiscal year end is April 30.

The Offering

The selling stockholders are offering for resale 2,691,583 shares of our common stock that they currently own. We will not be involved in the offer and sale of these shares other than registering such shares pursuant to this prospectus.

We are not listed for trading on any stock exchange or an automated quotation system.


SUMMARY FINANCIAL DATA

Statement of Expenses Data:

Revenue
Net Losses
Total Operating Expenses
Staking and Exploration Costs
General and Administrative

Balance Sheet Data:

Cash
Total Assets
Total Liabilities
Stockholders Equity (deficit)

Date of Inception May 5,1999 to April 30, 2003 (Audited) $ Nil 115,984 115,984 31,602 83,889 As of April 30, 2003 (Audited) 58,868 69,467 22,321 47,146

RISK FACTORS

An investment in our shares being offered in this prospectus involves a high degree of risk. In deciding whether to purchase shares of our common stock, you should carefully consider the following risk factors, in addition to other information contained in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties, such as:

- metals prices and price volatility;

- amount of metals production;

- costs of production;

- remediation, reclamation, and environmental costs;

- regulatory matters;

- cash flow;

- revenue calculations;

- the nature and availability of financing; and

- exploration risks.

If any of the events or circumstances described in the following risks actually occurs, our business, financial condition, or results of operations could be materially adversely affected and the price of our common stock could decline.

We expect to continue to incur future operating losses and may never achieve profitability.

We have never generated revenue from mining operations, and we have incurred significant net losses in each year since inception. Our net loss since inception to April 30, 2003 is $180,810. We expect to continue to incur substantial additional losses for the foreseeable future, and we may never become profitable. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property, our ability to generate revenues and our ability to reduce exploration stage costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our audited consolidated financial statements for the year ended April 30, 2003 were prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes


that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. However, our auditor has indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern.

We must raise capital to continue our operations, and if we fail to obtain the capital necessary to fund our operations, we will be unable to continue our exploration efforts and may have to cease operations.

At April 30, 2003, our cash and cash equivalents, including short-term investments, were $58,868. We believe these cash, cash equivalents and investments will be sufficient to meet our current operating and capital requirements for at least the next 12 months. However, we have based this estimate on assumptions that may prove to be wrong, and we cannot assure that estimates and assumptions will remain unchanged. For example, we are currently assuming that we will have undertaken further exploration efforts over the next 12 months without any significant staff or other resources expansion. To the extent we pursue further exploration efforts or acquire additional mining properties, we will need to raise additional capital to fund development costs. For the year ended April 30, 2003 net cash used for operating activities was $69,987. Our future liquidity and capital requirements will depend on many factors, including timing, cost and progress of our exploration efforts, our evaluation of, and decisions with respect to, our strategic alternatives, and costs associated with the regulatory approvals. If it turns out that we do not have enough money to complete our exploration programs, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money, and can't raise it, we will have to suspend or cease operations.

We believe that additional financing will be required in the future to fund our operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our exploration efforts or any property acquisitions or be forced to cease operations.. Collaborative arrangements may require us to relinquish our rights to certain of our mining claims.

Our exploration efforts may be adversely affected by metals price volatility causing us to cease exploration efforts.

We have no earnings. However, the success of any exploration efforts is derived from the price of silver, gold, lead and zinc. Silver, gold, lead and zinc prices fluctuate widely and are affected by numerous factors including:

- expectations for inflation;

- speculative activities;

- relative exchange rate of the U.S. dollar;

- global and regional demand and production;

- political and economic conditions; and

- production costs in major producing regions.

These factors are beyond our control and are impossible for us to predict.

For much of 2002 and into 2003, the market prices for gold, silver, lead and zinc, were at their lowest levels since 1995 and were below production costs. The market price of those metals has recently increased. The following table discloses the prices of gold, silver, lead and zinc as at July 31, 2002 and 2003.

Gold / troy ounce (1) Silver / troy ounce (1) Lead / tonne (2) Zinc / tonne (2)	July 31, 2002 $305.50 $4.66 $430 $757	July 31, 2003 $355.75 $5.08 $517 $847

(1) Source: London Bullion Market Association (www.lbma.org.uk)
(2) Source: London Metals Exchange (www.lme.co.uk)

The above prices may decline in the future. Factors that are generally understood to have contributed to the low prices for silver, gold, lead and zinc in 2002 and into 2003 included sales by private and government holders, the emergence of China as a large net seller and a general global economic slowdown.

If the market prices for these metals fall below our costs for a sustained period of time, we will experience additional losses and we would have to temporarily suspend or cease exploration efforts at one or more of our properties.


Our mineral exploration efforts may not be successful.

Mineral exploration, particularly for silver and gold, is highly speculative. It involves many risks and is often nonproductive. Even if we find a valuable deposit of minerals, it may be several years before production is possible.

During that time, it may become economically unfeasible to produce those minerals. Establishing ore reserves requires us to make substantial capital expenditures and, in the case of new properties, to construct mining and processing facilities. As a result of these costs and uncertainties, given our current financing, we will not be able to develop any mineralized areas.

We have no known mineral reserves and if we cannot find any we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve containing gold or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

We face strong competition from other mining companies for the acquisition of new properties.

Mines have limited lives and as a result, we continually seek to find new properties. In addition, there is a limited supply of desirable mineral lands available in the United States where we would consider conducting exploration activities. Because we face strong competition for new properties from other mining companies, some of whom have greater financial resources than we do, we may be unable to acquire attractive new mining properties on terms that we consider acceptable.

Because we only hold title to the AG Property and we hold only leasehold interests in the other properties, other mining businesses could claim ownership.

We hold unpatented mining claims in the AG property and leasehold interests in the Silver Bow and Lantern Properties. The validity of these unpatented mining claims or our leasehold interests is often uncertain and may be contested. Our interest in the Lantern Property has been and is the subject of litigation involving the title to the property. In accordance with mining industry practice, we do not obtain title opinions, whether unpatented claims or leasehold interests. Therefore, while we have attempted to acquire satisfactory title or leases to our undeveloped properties, some titles or leases may be defective. If our titles or leases to mining properties are defective, other persons or businesses could claim ownership of our mining properties and we would not be able to explore or develop all or a portion of properties We would then cease operations and you could lose your investment.

Our operations may be adversely affected by risks and hazards associated with the mining industry.

Our business is subject to a number of risks and hazards including:

- environmental hazards;

- political and country risks;

- industrial accidents;

- labor disputes;

- unusual or unexpected geologic formations;

- cave-ins;

- explosive rock failures; and

- flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks could result in:

- damage to or destruction of mineral properties or producing facilities;

- personal injury;

- environmental damage;

- delays in exploration efforts;

- monetary losses; and

- legal liability.


We have no insurance against any of these risks. To the extent we are subject to environmental liabilities, we would have to pay for these liabilities. Moreover, in the event that we are unable to fully pay for the cost of remedying an environmental problem, we might be required to suspend operations or enter into other interim compliance measures.

Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of interests in our properties. In particular, we will not:

- devote the time we would like to exploring our properties;

- spend as much money as we would like to exploring our properties.

- rent the quality of equipment we would like to have for exploration; and

- have the number of people working on our properties that we would like to have.

By limiting our operations, it will take longer to explore our properties. There are other larger exploration companies that could and probably would spend more time and money exploring the properties that we have acquired.

We will have to suspend our exploration plans if we do not have access to all our supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after we have conducted preliminary exploration activities on our properties. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

We face substantial governmental regulation and environmental risks, which could prevent us from exploring or developing our properties.

Our business is subject to extensive federal, state and local laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters. New legislation and regulations may be adopted at any time that results in additional operating expense, capital expenditures or restrictions and delays in the exploration, mining, production or development of our properties.

We maintain no reserves for environmental costs. Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. Once we undertake any trenching or drilling activities, a reclamation bond and a permit will be required under Nevada Law. Currently, we have no financial assurances of any kind. The result is that we would not be in compliance with Nevada law. We also would be unable to undertake any trenching, drilling, or development on any of our properties until we obtain financial assurances to cover potential liabilities.

We May Not Be Able To Adequately Protect Or Preserve Our Rights In the Atlas Database

Our success is in the future will be dependent on maintaining a proprietary interest in the information in the Atlas Database. We view our interest in the Atlas Database as proprietary, and rely, and will be relying, on a combination of nondisclosure agreements and other contractual provisions to protect our proprietary rights. When we acquired the Atlas Database, an unrelated company, Atlas Minerals Inc., was granted the right to use and access the Atlas Database. Atlas Database can:

- use the information in the database in a manner adverse to our interests

- sell or give the information in the database to any third parties, including our competitors, without getting our approval and without paying us any money.

The result is that competitors can obtain and exploit information in the Atlas Database. There can be no assurance that the steps taken by us to protect (or defend) our proprietary rights will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies or products and services.

Three of our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

Three of our officers and directors have conflicts of interests in that they are officers and directors of other mining companies. In the future, if we decide to acquire a mining property, which is also sought by one of the companies which Messrs. Skimming, Utterback or Cullen are officers or directors of, a direct conflict of interest could result. Our Articles of Incorporation provide that any conflict must be disclosed, but Messrs. Skimming, Utterback or Cullen would be allowed to vote on any transaction in which they were interested.


We may conduct further offerings in the future in which case your shareholdings will be diluted.

We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. The result of this could reduce the value of your stock. I we issue additional stock, your percentage interest in us will be lower. This condition is often referred to as "dilution".

There is no public trading market for our common stock and you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

You may not be able to sell the stock you purchase in this offering on terms you consider reasonable.

Quotations for our securities are not presently available on any listing or quotation service. As of the date of this prospectus we do not have a market maker and we have not submitted any material to the NASD to have our securities quoted on the OTCBB. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. Even with a market maker, factors such as the limited size of the offering means that there can be no assurance of an active and liquid market for the common stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of common stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

Our stock price is likely to be volatile and could result in substantial losses for investors purchasing shares in this offering.

The stock market has experienced extreme volatility in recent years and may continue to do so in the future. We cannot be sure that an active public market for our stock will develop or if an active market should develop that it would continue after this offering. Investors may not be able to sell their stock at or above our initial public offering price, if at all. The price for our stock following this offering will be determined in the marketplace and may be influenced by many factors, including the following:

- variations in our financial results or those of companies that are perceived to be similar to ours;

- changes in earnings estimates by industry research analysts for our company or for similar companies in the same industry;

- investors or other market participants perceptions of us; and

- general or regional economic, industry and market conditions.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our managements attention and resources and may therefore have a material adverse effect on our business, financial condition and results of operations.

We may not be able to obtain or maintain the quotation of our common stock on the NASDAQ Bulleting Board, which would make it more difficult to dispose of our common stock.

We intend to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). Even if it is accepted for quotation, we cannot guarantee that it will always be available for OTCBB quotations. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

Our stock price is likely to be below $5.00 per share and treated as a "Penny Stock" which will place restrictions on broker-dealers recommending the stock for purchase.


Our common stock is defined as "penny stock" under the Securities Exchange Act of 1934, and its rules. The Securities and Exchange Commission (SEC) has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

- broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;

- broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

- broker-dealers must disclose current quotations for the securities;

- if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and

- a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customers account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchasers written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur. As a result, fewer broker-dealers are willing to make a market in our stock. You would then be unable to resell our shares.

Our two largest stockholders own a controlling interest in the company allowing them to determine our future direction.

Our President, Secretary, and Chief Financial Officer, namely Daniel T. Farrell, one of our directors, namely John Cullen, and one other shareholder, namely William M. Sheriff, together own over 10,539,000 shares, being over 60% of our outstanding common stock. Consequently, these individuals are in a position to control or influence the election of a majority of our directors and other matters subject to stockholder vote. Additionally, If they do decide to sell their stock into the market, their sales may cause the market price of the stock to drop.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholders.

PLAN OF DISTRIBUTION

We are registering on behalf of the selling stockholders 2,691,583 shares of our common stock which they own. The selling stockholders may, from time to time, sell all or a portion of the shares of common stock in privately negotiated transactions or otherwise. Such sales will be offered at $0.25 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTC Bulletin Board. If our shares become listed on the OTC Bulletin Board, selling stockholders may then sell their shares at prevailing market prices or privately negotiated prices. Farrell and Cullen have agreed not to sell any more than 148,000 and 128,700 shares, respectively, in this offering, due to the potential effect on future stock sales on market volatility.

The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

- on the over-the-counter market;

- to purchasers directly;

- in ordinary brokerage transactions in which the broker solicits purchasers;

- through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

- through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

- through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

- through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;


- in any combination of one or more of these methods; or

- in any other lawful manner.

Our president has registered 148,000 shares of his own to be sold pursuant to this prospectus and John Cullen, one of our directors, has registered 128,700 shares of his own to be sold pursuant to this prospectus. Messrs. Farrell and Cullen will sell their shares at $0.25 per share unless and until the offering price is changed by subsequent amendment to this prospectus.

Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of said shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Furthermore, selling stockholders are subject to Regulation M of the Exchange Act. Regulation M prohibits any activities that could artificially influence the market for our common stock during the period when shares are being sold pursuant to this prospectus. Consequently, selling stockholders, particularly those who are also our officers and directors, must refrain from directly or indirectly attempting to induce any person to bid for or purchase the common stock being offered with any information not contained in this prospectus. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our common stock in connection with the stock offered pursuant to this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers or pursuant to exemption from such registration. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling stockholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of the registration statement estimated to be $25,000 including but not limited to, legal, accounting, printing and mailing fees are and will be paid by us. We have agreed to pay costs of registering the selling stockholders' shares in this prospectus. However, any selling costs or brokerage commissions incurred by each selling stockholder relating to the sale of his/her shares will be paid by the selling stockholder.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

DETERMINATION OF OFFERING PRICE

There has not been any public market for our stock. The Selling Shareholders are expected to sell their stock at $0.25 per share, until our shares are quoted on the "Pink Sheets" or OTC Bulletin Board. The Selling Shareholders can then sell their shares at market prices. The only factor considered in the initial $0.25 per share price was based on the price paid in a prior private offering.

SELLING STOCKHOLDERS

Set forth below is a list of all stockholders who may sell shares pursuant to this prospectus. The number of shares column represents the number of shares owned by the selling stockholder prior to the offering. The "Common Shares Beneficially Owned Following the Offering" column assumes all shares registered hereby are resold by the selling stockholder. The selling security holders identified in the following table are offering for sale 2,691,583 shares of common stock. 277,700 of these shares are being offered by directors, officers or principal stockholders of the company.

We will not receive any proceeds from the sale of the shares by the selling stockholders.


Name of Shareholder	Common Stock Owned Beneficially Prior to Offering		Number of Common Shares Offered Hereby	Common Shares Beneficially Owned Following the Offering
	No. of Shares Owned	%		No. of Shares Owned	%

Dennis Harbour	450,000	2.66%	148,500	301,500	1.78%
Bill Rowe	480,000	2.84%	158,400	321,600	1.90%
Maureen Cotman	550,000	3.25%	181,500	368,500	2.18%
John Cullen	390,000	2.31%	128,700	261,300	1.55%
James Fairbairn	535,000	3.17%	176,550	358,450	2.12%
Denis Clement	455,000	2.69%	150,150	304,850	1.80%
Bob Antoniou	530,000	3.14%	174,900	355,100	2.10%
Mark Youngman	540,000	3.19%	178,200	361,800	2.14%
Philip Beaudoin	500,000	2.96%	165,000	335,000	1.98%
Brian Bosse	545,000	3.22%	179,850	365,150	2.16%
Kate McVeigh	525,000	3.11%	173,250	351,750	2.08%
Jovica Jure(1)	50,000	-- (2)	50,000	0	0.00%
Wayne Brasseur (3)	50,000	-- (2)	50,000	0	0.00%
1536815 Ontario Ltd. (4)	200,000	1.18%	200,000	0	0.00%
Webcon Equipment Inc. (5)	133,333	-- (2)	133,333	0	0.00%
Vedron Gold Inc. (6)	100,000	-- (2)	100,000	0	0.00%
Angelo Moretto	4,000	-- (2)	4,000	0	0.00%
Donald P. Dufek	2,000	-- (2)	2,000	0	0.00%
Susan L. Perry	1,000	-- (2)	1,000	0	0.00%
William Hazel	1,000	-- (2)	1,000	0	0.00%
Douglas G. Hinton	4,000	-- (2)	4,000	0	0.00%
Patrick J. Hughes	2,000	-- (2)	2,000	0	0.00%
John Tom Neelands	1,000	-- (2)	1,000	0	0.00%
Daniele Spethmann	1,000	-- (2)	1,000	0	0.00%
Ian K. Lamont	3,000	-- (2)	3,000	0	0.00%
Jennifer Gail Paxton	1,000	-- (2)	1,000	0	0.00%
David K. Paxton	2,000	-- (2)	2,000	0	0.00%
Bruce T. Walsham	1,000	-- (2)	1,000	0	0.00%
Fidulex Management Inc. (7)	3,000	-- (2)	3,000	0	0.00%
John E. Watson and Debbie P. Watson JTROS	10,000	-- (2)	10,000	0	0.00%
Terry Cullen	16,000	-- (2)	16,000	0	0.00%
Kevin Linville	1,000	-- (2)	1,000	0	0.00%
Daniel F. Lerg	4,000	-- (2)	4,000	0	0.00%
Dale Penny	2,000	-- (2)	2,000	0	0.00%
Clifford Maurer	4,000	-- (2)	4,000	0	0.00%

Beverley Dawson	4,000	-- (2)	4,000	0	0.00%
Peter Dawson	4,000	-- (2)	4,000	0	0.00%
Michael J. Tomasi	1,000	-- (2)	1,000	0	0.00%
Dennis P. Harbour	2,000	-- (2)	2,000	0	0.00%
Andrea E. Bourne	2,000	-- (2)	2,000	0	0.00%
Russell P. Blanzy	1,000	-- (2)	1,000	0	0.00%
Robert Eisner	2,000	-- (2)	2,000	0	0.00%
Debra Eisner	2,000	-- (2)	2,000	0	0.00%
Bill Rowe	1,000	-- (2)	1,000	0	0.00%
Peter W. Roberts	4,000	-- (2)	4,000	0	0.00%
Richard F. Palmer	4,000	-- (2)	4,000	0	0.00%
Simon Millington	3,000	-- (2)	3,000	0	0.00%
James Heley	3,000	-- (2)	3,000	0	0.00%
Dominic P. Ostler	3,000	-- (2)	3,000	0	0.00%
Mark A. Miller	2,000	-- (2)	2,000	0	0.00%
Kary L. Miller	2,000	-- (2)	2,000	0	0.00%
Kris Manery	4,000	-- (2)	4,000	0	0.00%
William S. Borst	2,000	-- (2)	2,000	0	0.00%
Richard R. Wojcik	2,000	-- (2)	2,000	0	0.00%
Susan J. Tomasi	1,000	-- (2)	1,000	0	0.00%
P. A. Miller	1,000	-- (2)	1,000	0	0.00%
Jerry Varner	1,000	-- (2)	1,000	0	0.00%
Robert I. Brown	4,000	-- (2)	4,000	0	0.00%
Al McLeod	4,000	-- (2)	4,000	0	0.00%
Kintyre Corporation (8)	1,000	-- (2)	1,000	0	0.00%
Republic Resources (8)	1,000	-- (2)	1,000	0	0.00%
James Wade	1,000	-- (2)	1,000	0	0.00%
Ray Hosking	1,000	-- (2)	1,000	0	0.00%
George Lloyd Santamore	1,000	-- (2)	1,000	0	0.00%
Jon M. Abba	1,000	-- (2)	1,000	0	0.00%
Kevin Hadas	1,000	-- (2)	1,000	0	0.00%
Troy Dempsey	1,000	-- (2)	1,000	0	0.00%
Michael Jon Johnson	1,000	-- (2)	1,000	0	0.00%
John F. Johnson	1,000	-- (2)	1,000	0	0.00%
William M. Sheriff	6,001,000	35.50%	1,000	6,000,000	35.50%
John O. Sanregret	2,000	-- (2)	2,000	0	0.00%
Dorothy E. Sheriff	1,000	-- (2)	1,000	0	0.00%
Wendy A. Schlyer	1,000	-- (2)	1,000	0	0.00%
Gregory B. Fox	2,000	-- (2)	2,000	0	0.00%
G. Glen Weller	2,000	-- (2)	2,000	0	0.00%
Donald P. Meyers	1,000	-- (2)	1,000	0	0.00%
Rod Liimatainen	4,000	-- (2)	4,000	0	0.00%

Dewaine A. Olson	4,000	-- (2)	4,000	0	0.00%
Rodney Smith	16,000	-- (2)	16,000	0	0.00%
Anthony Clements	1,000	-- (2)	1,000	0	0.00%
Doreen Clements	1,000	-- (2)	1,000	0	0.00%
A. D. Grumley-Grennan	1,000	-- (2)	1,000	0	0.00%
T. J. Ian Wright	1,250	-- (2)	1,250	0	0.00%
James M. Enright	1,000	-- (2)	1,000	0	0.00%
Mark D. Cowan	1,000	-- (2)	1,000	0	0.00%
Gail Burch	1,000	-- (2)	1,000	0	0.00%
William J. Jean	1,000	-- (2)	1,000	0	0.00%
Kenneth E. Wallen	1,000	-- (2)	1,000	0	0.00%
Jeffrey S. Dunn	1,000	-- (2)	1,000	0	0.00%
Cyril Laderman	1,000	-- (2)	1,000	0	0.00%
James Laderman	1,000	-- (2)	1,000	0	0.00%
Daniel Laderman	1,000	-- (2)	1,000	0	0.00%
Robert Elliot Laderman	1,000	-- (2)	1,000	0	0.00%
Sandra Robins	1,000	-- (2)	1,000	0	0.00%
Rhonda Laderman	1,000	-- (2)	1,000	0	0.00%
Sadia Anwar	1,000	-- (2)	1,000	0	0.00%
Cheryl Ruth Laderman	1,000	-- (2)	1,000	0	0.00%
Brian A. Watts	4,000	-- (2)	4,000	0	0.00%
George J. C Miel	4,000	-- (2)	4,000	0	0.00%
Todd J. Danielson	1,000	-- (2)	1,000	0	0.00%
Eric Dearking	1,000	-- (2)	1,000	0	0.00%
Mark McCance	1,000	-- (2)	1,000	0	0.00%
Daniel T. Farrell	4,148,000	24.54%	148,000	4,000,000	23.66%
TOTAL			2,691,583

(1) Jovica Jure also owns 25,000 non-transferable share purchase warrants. Each warrant entitles the holder to purchase one additional share of common stock at a price of $0.25 per share until November 30, 2003.
(2) Less than one percent.
(3) Wayne Brasseur also owns 25,000 non-transferable share purchase warrants. Each warrant entitles the holder to purchase one additional share of common stock at a price of $0.25 per share until November 30, 2003.
(4) 1536815 Ontario Ltd. also owns 100,000 non-transferable share purchase warrants. Each warrant entitles the holder to purchase one additional share of common stock at a price of $0.25 per share until January 15, 2004. The ultimate beneficial owner of 1536815 Ontario Ltd. is Michael Wekerle.
(5) Webcon Equipment Inc. also owns 66,667 non-transferable share purchase warrants. Each warrant entitles the holder to purchase one additional share of common stock at a price of $0.25 per share until January 15, 2004. The ultimate beneficial owner of Webcon Equipment Inc. is John Conlon.
(6) Vedron Gold Inc. also owns 50,000 non-transferable share purchase warrants. Each warrant entitles the holder to purchase one additional share of common stock at a price of $0.25 per share until January 15, 2004. The ultimate beneficial owner of Vedron Gold Inc. is Tom Meredith.
(7) The ultimate beneficial owner of Fidulex Management Inc. is John Fell.
(8) The ultimate beneficial owner of Kintyre Corporation and Republic Resources is James Wade.

Daniel T. Farrell is our President, Chief Financial Officer and Secretary and is one of our directors, John Cullen is one of our directors, and William Sheriff is our largest shareholder.


OUR BUSINESS

General

We were incorporated in the State of Nevada on May 5, 1999 with an authorized capital of 200,000,000 shares of common stock, par value $0.001. We own three mineral properties as well as a natural resource mineral database. Our business office is located at 309 Center Street, Hancock, MI 49930. Our telephone number is (906) 370-4695.

We were organized for the purpose of acquiring and developing mineral properties. We own interests in two sets of mineral claims: the Silver Bow Property and the AG Property. We recently acquired a mining lease on the Lantern Property.

We are an exploration stage company and will continue to be in the exploration stage until we achieve significant revenues from operations. In an exploration stage company, management devotes most of its activities in acquiring and developing mineral properties. There is no assurance that a commercially viable mineral deposit exists on any of our properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. Our ability of to emerge from the exploration stage with respect to our planned principal business activity is dependent upon our ability to attain profitable operations. There is no guarantee that we will be able to identify, acquire or develop mineral properties that will produce profitability. Moreover, if a potential mineral property is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation, and we may not be able to obtain such financing on terms which are satisfactory to us. There is substantial doubt regarding our ability to continue as a going concern. Our management's plans for our continuation as a going concern include financing our operations through sales of our unregistered common stock. If we is not successful with our plans, investors could then lose all or a substantial portion of their investment.

Principal Product

Our principal product is the exploration, and if warranted, sale of precious minerals. Since our properties have yet to be explored by us there is no guarantee any ore body will ever be found.

Atlas Database

On January 17, 2003 we acquired Atlas Database Corp, the owner of a natural resource exploration database developed by Atlas Minerals Inc. during the period 1982 through 1997. The majority of the information contained in the database relates to research on bulk mineable precious mineralized material in the western United States, particularly sediment hosted disseminated gold deposits and volcanic hosted disseminated hot springs gold mineralized material. Our management intends to utilize this database to further its stated business objective of locating, acquiring and exploring mineral natural resource properties.

Atlas Database Corp. was acquired pursuant to an Agreement and Plan of Merger between ourselves, Atlas Database Acquisition Corp., our wholly owned subsidiary, Atlas Database Corp., Platoro West Incorporated ("Platoro") and William M. Sheriff. Mr. Sheriff is the sole Shareholder of Platoro which was, in turn, the sole shareholder of Atlas Database Corp. Pursuant to the terms of the Agreement and Plan of Merger, 6,000,000 shares of our common stock were issued to Platoro West Incorporated in exchange for all of the issued and outstanding shares of Atlas Database Corp., Atlas Database Acquisition Corp. merged with and into Atlas Database Corp. and its separate existence ceased. As a result of the foregoing, Atlas Database Corp. is now our wholly-owned subsidiary.

The purchase price for the Atlas Database of 6,000,000 shares of our common stock was determined through arms length negotiations between ourselves and Platoro.

Atlas Database Corp. was formed in January, 2003 and was assigned all of Platoros right, title and interest in and to the Atlas Database in exchange for $15,000 cash. Prior to the Agreement and Plan of Merger, Platoro was the sole shareholder of Atlas Database Corp. and therefore its parent company.

Platoros interest in the Atlas Database was acquired pursuant to a Bill of Sale and Letter Agreement between Platoro and Atlas Minerals Inc. dated June 10, 2000. The purchase price paid by Platoro to Atlas Minerals Inc. was $15,000 cash. As required by the Letter Agreement, we have agreed to comply with the terms thereof. Accordingly, we are required to allow Atlas Minerals Inc. access to the data contained in the Atlas Database for competitive purposes, provided that Atlas Minerals Inc. provides reasonable notice. To date, Atlas Minerals Inc. has not requested access to the data. The Letter Agreement does not provide for sales of any of the data contained in the Atlas Database by Atlas Minerals Inc. to third parties, it only requires that we grant access to the data for competitive purposes. However, it does not specifically prohibit such sales nor would we receive any portion of sales proceeds. We have not obtained a legal opinion on whether or not Atlas Minerals Inc. has the right to sell any of the data contained in the Atlas Database to third parties. However, we are of the view that such sales would be a violation of the terms of the Letter Agreement and would take steps to prevent such sales. We can give no assurance that we would be successful in this regard. Pursuant to the terms of the Letter Agreement, Atlas Minerals Inc. is entitled to access the Atlas Database for the purpose of competing directly with us. Pursuant to the terms of the Letter Agreement, in the event we sell any of the data to a third party we are required to pay Atlas Minerals Inc. 25% of the proceeds of the sale. We do not require Atlas Minerals Inc.s consent to sell any of the data in the Atlas Database to any third party.


Pursuant to the terms of the Agreement and Plan of Merger we have granted Platoro the option to repurchase from us the Atlas Database on an "as is, where is" basis, provided that (i) during the 365 day period prior to the exercise of the option we have not made commercial use of the Atlas Database and (ii) we have no commercially reasonable plans for use of the Atlas Database. The exercise price of the option is payment by 6,000,000 shares of our common stock. Accordingly, the option exercise price is the same as the purchase price. In the event that we sell the Atlas Database to an arms length third party the option granted to Platoro will terminate.

Silver Bow Property

Pursuant to the terms of a Mining Lease and Agreement made the 21st day of February, 2003 between ourselves and Donald K. Jennings and Renegade Exploration (the "Owners"), we acquired the exclusive right to explore and mine ores and minerals of any kind (except oil and gas) on 73 unpatented lode mining claims, located on 1,460 acres, in Nye County, Nevada known as the Silver Bow Property. Its location is shown on the following map.

Silver Bow Property Map Image silverbow.jpg

The Silver Bow leased properties are described as follows:

Name Bow 1-3, 14, 15, 32, 33, 18 - 23, & 25 Bow 4 - 13, 16, 17, 24, 26 - 73	Date Recorded March 1, 2002 April 14, 2003	NMC Number 828189 828202 8464429 846487	Expiry Date August 31, 2004 August 31, 2004

The lease is subject to a 3% Net Smelter Return (NSR) royalty in favor of the Owners. We have the right to purchase two thirds of the NSR for $1,500,000 and the final third for an additional $2,000,000. The lease has a term of 15 years, provided that the following advance royalty payments are made to the Owners:

- $10,000 upon signing (paid);
- $15,000 on February 21st, 2004;
- $20,000 on February 21st, 2005;
- $30,000 on February 21st, 2006;
- $40,000 on February 21st, 2007;
- $50,000 on February 21st, 2008; and
- $50,000 on each February 21st thereafter.

While as at the date hereof we have sufficient funds to pay the advance royalty payments due on February 21st, 2004, there is no guarantee that we will have sufficient funds to make such payment when it is due. In addition, we do not have the funds to make the advance royalty payments due beginning February 21st, 2005. To have the funds available we will either seek advances from our directors or officers, or engage in additional offerings of our stock. At present, we have made no arrangements to do any of these two methods of fund raising. In the event that we determine that the Silver Bow Property does not merit further exploration, we will not make any further advance royalty payments. If we fail to make the advance royalty payments the Mining Lease and Agreement will terminate and we will lose our interest in the Silver Bow Property.

Pursuant to the terms of the Mining Lease and Agreement we have also agreed with the Owners that, in the event that we locate any additional unpatented mining claims within an "Area of Interest" surrounding the Silver Bow Property, such claims will be subject to the Mining Lease and Agreement and, as a result, we will be obligated to pay a 3% NSR royalty referred to above to the Owners in respect of such claims. In the event that any claims we located are inside the "Area of Interest"" and are subject to a royalty payable to a third party, the 3% NSR royalty payable to the Owners will be reduced on a dollar for dollar basis. The "Area of Interest" is defined by specific boundaries and encompasses 1,887 hectares located around the Silver Bow Property.

The claims comprising the Silver Bow Property are numbered Bow 1-73 and are registered in the name of Donald K. Jennings. Maintenance fees on these claims have been paid until September 1, 2003. As a result of the fact that these claims are not registered in our name, other mining companies could claim interests in the 73 unpatented mining claims or challenge our right to conduct exploration activities on the Silver Bow Property.

The acquisition of the Silver Bow Property was based on an examination by two exploration geologists, Thomas Skimming and William Utterback, of : (i) past exploration programs by other companies and individuals; and (ii) the production history of the Silver Bow area and its strategic location within the Midway Structural Trend. The examination led Messrs. Skimming and Utterback to the conclusion that the Silver Bow Property was one of merit, that it exhibited significant gold and silver potential, and warranted further exploration. They then recommended that we negotiate an option agreement for the Silver Bow Property. Messrs. Skimming and Utterback have no interest in the Silver Bow Property. Messrs. Skimming and Utterback are directors with extensive exploration experience in the State of Nevada.

There are no known reserves on the Silver Bow Property and any proposed program by us is exploratory in nature.


The Bow claims are located within the Silverbow Mining District in Nye County, approximately 50 miles east-southeast of the town of Tonopah in south-central Nevada. More precisely, the claims are situated in sections 26 and 32-36 inclusive, T1N, R49E in the central part of the Kawich Mountain Range. The Nellis Air Force Bombing Range borders the area to the south. Access is by paved road east of Tonopah on SR 6 and southeast on the access road to the Nevada Test Site boundary and then approximately 20 miles of poorly maintained single track gravel road.

We have not conducted any exploration activities on the Silver Bow Property.

Climate, Local Resources and Physiography

The Silver Bow Property lies at elevations ranging from 6500 to 7600 feet above mean sea level within a moderately rugged terrain. The climate is classified as high arid desert. Temperatures vary from 110F in the summer to 0F in the winter with an average precipitation of only 3.50 inches per year.

History

The first discoveries of gold and silver in the Silverbow District were made in the fall of 1904. The first shipments of ore were made in 1906 and by the fall of the same year, the area was abandoned. The area became active again in 1913 and 1920 when small stamp mills were built.

In 1929, a 50-ton flotation mill was constructed at the Blue Horse Mine but operated for only a short time. During 1940 to 1942, lessees shipped about 160 tons of ore from the Silver Glance Mine averaging .05 ounces per ton in gold and 35 ounces per ton in silver. The mines of the Silverbow District were the most consistent gold and silver producers in the area. Ore was shipped annually from the district from 1906 through 1955 with only a few short gaps of no recorded production. Total production from the Silverbow District as calculated by the United States Bureau of Mines (USBM) is 3,246 tons of ore yielding 8,709 ounces of gold and 90,570 ounces of silver. As late as 1964, several of the mines were re-opened but were worked for only a short time.

Since the early 1960s there have been at least four programs of exploratory drilling carried out in the Silverbow District. A total of 17 core and rotary drill holes were completed by the Browne Group in the gulch west of the Silverbow townsite in the 1960s. Amoco Minerals Co. completed 6 rotary drill holes north of the townsite and near the Hillside Mine in 1983-1984. Later in the 1980s, several rotary holes were drilled by NERCO. In late 1993 and early 1994, the Phelps Dodge Mining Co. carried out a program of reverse circulation rotary drilling in the ridge west of the Silverbow townsite. In 1997, Placer Dome Inc. finished the latest round of drilling and concluded that a target meeting their size requirements was unlikely and quitclaimed the property to NevSearch, L.L.C.

We estimate that an initial exploration program on the Silver Bow Property will cost approximately $125,000. This amount provides for a complete review and assessment of the results from all the previous exploration carried out on the property for which information is available or can be obtained ($10,000); mapping and sampling of the existing and accessible underground workings ($15,000) and approximately 10,000 feet of drilling, which would include geological supervision, logging, sampling and assaying ($100,000).

Subject to obtaining sufficient financing we plan to review these mineral claims and, if warranted, undertake further exploration activities.

AG Property

In March 2003, we staked 43 lode mining claims in Humboldt County, Nevada known as the AG Property. The claims comprising the AG Property were staked on our behalf by MXS Inc., and are currently registered in its name. MXS Inc. has executed a quit-claim deed in our favor and the claims comprising the AG Property are in the process of being transferred to us.

The AG mining claims are described as follows:
Name AG 11-53	Date Recorded March 3, 2003	NMC Number 844139-844181	Expiry Date August 31, 2004

The AG Property is located approximately 32 miles northwest of the town of Orovada in Humboldt County, Nevada. The Property lies within the Bilk Creek Mountains, as shown on the following map, and encompasses a small hill.

AG Property Map Image ag.jpg

Access to the Property is from the town of Winnemucca located in northern Nevada on Interstate Route 80, north on U.S. Route 95, then northwesterly on Nevada State Route 140 to the Fort McDermott Indian Reservation, then along an unimproved dirt road running north through Sand Canyon for approximately 22 miles to the Property.


The acquisition of the AG Property was based on the results of an exploration program previously carried out by Noranda Exploration, Inc. in 1983 on ground presently encompassed by the AG Property. Thomas Skimming and William Utterback, exploration geologists, also conducted a field examination. They identified evidence of banded, epithermal, quartz-adularia veins on the property which exhibited "angel wing" textures characteristic of many of the epithermal quartz veins that have been developed as gold mines in the state of Nevada. Messrs. Skimming and Utterback have no interest in the AG Property.

We have not conducted any exploration activities on the AG property. Subject to obtaining sufficient financing we plan to review these mineral claims and, if warranted, undertake further exploration activities. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in the AG Property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no known reserves on the AG Property and any proposed program by us is exploratory in nature.

Climate, Local Resources and Physiography

The AG Property lies at elevations ranging from 6000 to 6700 feet above mean sea level within a moderately rugged terrain. Agate Point, the most prominent topographic feature on the Property, has an elevation of 6728 feet above mean sea level. The climate is classified as high arid to semi-arid desert. Temperatures vary from 100F in the summer to -10F in the winter with an average precipitation of approximately 5 inches per year which is mainly in the form of snow during the winter months.

History

During a routine field investigation in 1983 in Sand Canyon at the south end of the Bilk Creek Mountain Range, geologists of Noranda Exploration Inc. noticed a north trending structure extending to Agate Point which suggested an extensive area of silica alteration.

Preliminary sampling indicated anomalous gold, arsenic, antimony and mercury in brecciated and stockwork veined volcanic rocks. During the following year, geological mapping was carried out to identify the volcanic stratigraphy, structure and the distribution and type of alteration exhibited in the rocks. Geochemical sampling was done to identify areas with anomalous concentrations of precious metals and pathfinder elements. These data were examined and preliminary models were constructed. As a result of their findings, Noranda concluded that the Agate Point area has low potential for a large tonnage, economic precious metal deposit (open pit, heap leach-type of deposit) but noted the potential for a structurally controlled, high grade-type deposit in the area.

Around 1990, Geomex Minerals Inc. acquired the AG Property and drilled two shallow holes approximately 2000 feet apart in the central area near Agate Point. One of these was collared near the granite contact. The results of their drilling are not available but it is known that they were looking for a bulk tonnage deposit.

It is estimated initial exploration program on the AG Property will cost approximately $75,000. This amount provides for additional sampling of the vein system in the central portion of the Property together with sample analyses ($15,000), test geophysical surveys and the construction of a control grid ($10,000) and approximately 5,000 feet of reverse-circulation drilling at an all inclusive cost of $10 per foot, which would include geological supervision, logging, sampling and assaying of drill samples ($50,000).

Lantern Property

On July 31,2003, We entered into a mining lease with Newmont Mining Corporation for unpatented mining claims totalling 1,083.06 acres, and also received a quit claim deed for 340 acres consisting of 17 unpatented mining claims. The property is known as the Lantern Property. Platoro West Incorporated, a corporation controlled by one of our shareholders, namely William Sheriff, is also a party to the Mining Lease, Specifically excluded from the agreement are 22 unpatented mining claims under lease to Romios Gold Resources, Inc. a Canadian corporation.

Platoro West Incorporated began negotiating with Newmont in 2002 to acquire the Lantern Property and made certain maintenance fee payments in respect of the claims comprising the Lantern Property in contemplation of a definitive agreement being reached with Newmont. In 2003, as part of these negotiations, Platoro proposed to Newmont that Platoro would lease the Lantern Property from Newmont and, in turn, sublease the Lantern property to us. Newmont requested instead that both Platoro and ourselves be party to the mining lease agreement. We have agreed with Platoro that we will reimburse Platoro for all out-of-pocket costs incurred by it in respect of maintaining the Lantern Property prior to the date of the mining lease agreement and that, in the event that we do not elect to conduct exploration work on the Lantern Property, we will transfer the Lantern Property to Platoro, subject to the terms of the mining lease agreement. We are of the view that this arrangement does not give rise to a conflict of interest as neither William Sheriff nor Platoro are directors or officers of ours.

The Lantern Property is located in Pershing County, Nevada, about 62 miles from Winnemuca, Nevada. Access to the property is from the town of Lovelock located on Interstate Highway No. 80 over Nevada State Route 399 for 15 miles and then an additional 35 miles to the north over unimproved gravel roads.

Lantern Property Map Image lantern.jpg


The 17 unpatented mining claims deeded to us as part of the Lantern Property are as follows:
Claim Name Petal 1-8 Petal 29-36 Petal 38	NMC Number 772574-772581 772602-772609 772611	Expiry Date August 31, 2004 August 31, 2004 August 31, 2004

The leased portions of the Lantern Property are 29-OSP-0001(NLRC 182054) and 29-OSP-0006(182092).

Under the lease agreement, We are required to spend the following amounts on exploration and assessment work:

- $25,000 during the 12 month period ended July 31, 2005
- $25,000 during the 12 month period ended July 31, 2006
- $50,000 during the 12 month period ended July 31, 2007
- $50,000 during the 12 month period ended July 31, 2008
- $50,000 during the 12 month period ended July 31, 2009
- $100,000 during the 12 month period ended July 31, 2010 and each July 31 thereafter as long as the agreement is in effect.

The lease is subject to a maximum 4 % Net Smelter Return (NSR) royalty in favor of Newmont Mining Corporation. Newmont Mining Corporation also retained a preferential ore processing right. We are required to undertake a feasibility study.

While as at the date hereof we have sufficient funds to pay the initial exploration and assessment work due by July 31, 2005, there is no guarantee that we will have sufficient funds to make such payment when it is due. To have the funds available we will either seek advances from our directors or officers, or engage in additional offerings of our stock. At present, we have made no arrangements to do any of these two methods of fund raising.

We are also responsible for all taxes and federal maintenance fees for the property. Newmont also has the option to create a joint venture with us. We can terminate the Agreement at any time after spending $100,000 on exploration and assessment work.

There are no known reserves on the Lantern Property and any proposed program by us is exploratory in nature.

Newmont has told us that the current owner of the property, Nevada Land and Resource Company LLC , has filed a lawsuit challenging the validity of leases for the Lantern Property. A July 12, 2002, trial court decision rejected Nevada Land and Resource Company claims. That decision is now on appeal to the Nevada Supreme Court.

We have not conducted any exploration activities on the Lantern Property.

Acquisition of our interests in the Lantern Property was based on the professional judgment and evaluation of two exploration geologists, Thomas Skimming and William Utterback. Messrs. Skimming and Utterback are directors with extensive exploration experience in the State of Nevada. Messrs. Skimming and Utterback have no interest ion the Lantern Property.

Climate and Physiography

The Lantern Property is situated near the southwestern end of the Antelope Range within a cluster of low hills ranging between 4,800 and 5,200 feet elevation. Vegetation consists essentially of sparse amounts of sage brush and patches of native grasses.

The climate is high arid desert with light snow falls during the winter months that usually melt before March and rarely accumulates to depths that would inhibit travel. The area is dry throughout most of the year.

History

Since 1980, several companies, principally Santa Fe Pacific Gold Corporation and Newmont Mining Corporation have conducted comprehensive exploration programs within portions of the boundaries of the existing Lantern Property. This work, consisting largely of geological mapping, soil and rock geochemical surveys, various geophysical surveys and extensive drilling, identified a low-grade resource reported to contain 268,000 gold equivalent ounces. Higher grade intercepts of gold mineralization were encountered in banded, epithermal quartz veins during the drilling but were never evaluated with deeper, systematic drilling. The earlier exploration programs focused on the potential for a low-grade, bulk tonnage-type of gold deposit on the property but did not address the potential of a deeper, high-grade, bonanza-type of gold mineralization.

Budget

We estimate that an initial exploration program on the Lantern Property will cost approximately $100,000. This amount


provides for an in-depth review and assessment of the results from all the previous exploration carried out on the Lantern Property for which technical data and general information is available to us and approximately 10,000 feet of reverse circulation drilling which would include geological supervision, logging, sampling, assaying and general administrative costs.

Exploration Facilities

We have no plans to construct a mill or smelter on any of our mineral claims until an ore body of reasonable worth is found (which may be never).

While in the exploration phase, our crews will be living in the towns nearby our mineral properties to avoid building any permanent facilities.

Other Mineral Properties

We have not found any other mineral properties either for staking or purchasing but will seek other mineral properties during the next year so to diversify our holdings. Any staking and/or purchasing of mineral properties may involve the issuance of substantial blocks of our shares. We have no intentions of purchasing for cash or other considerations any mineral properties from our officers and/or directors.

Employees

As at April 1, 2003, we did not have any employees either part time or full time. Daniel T. Farrell, our President, Chief Financial Officer, Secretary and director devoted approximately 75% of his time to our operations. Our other directors serve on an "as needed" basis.

We are not party to any employment contracts or collective bargaining agreements. Our management is of the view that the Nevada area has relatively large pools of people experienced in exploration of mineral properties; being mainly geologists and mining consultants. In addition, there is no lack of people who have experience in working on mineral properties either as laborers or prospectors. As a result, we intend to use independent workers and consultants on a part-time basis.

Competition

In the United States there are numerous mining and exploration companies, both big and small. All of these mining companies are seeking properties of merit and availability of funds. We will have to compete against such companies to acquire the funds to develop our mineral claims. The availability of funds for exploration is sometimes limited and we may find it difficult to compete with larger and more well-known companies for capital. Even though we have the right to the minerals on our claims there is no guarantee we will be able to raise sufficient funds in the future to maintain our mineral claims in good standing. Therefore, if we do not have sufficient funds for exploration our claims might lapse and be staked by other mining interests. We might be forced to seek a joint venture partner to assist in the exploration of our mineral claims. In this case, there is the possibility that we might not be able to pay our proportionate share of the exploration costs and might be diluted to an insignificant carried interest.

Even when a commercial viable ore body is discovered, there is no guarantee competition in refining the ore will not exist. Other companies may have long term contracts with refining companies thereby inhibiting our ability to process our ore and eventually market it. At this point in time we do not have any contractual agreements to refine any potential ore we might discover on our mineral claims.

The exploration business is highly competitive and highly fragmented, dominated by both large and small mining companies. Success will largely be dependent on our ability to attract talent from the mining field. There is no assurance that our mineral expansion plans will be realized.

Government Regulation and Environmental Concerns

We are committed to complying and, to our knowledge, are in compliance with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the exploration of our properties.

Our activities are not only subject to extensive federal, state and local regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the exploration of our properties, the extent of which cannot be predicted. Permits may also be required from a variety of regulatory authorities for many aspects of mine operation and reclamation. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. We are not presently aware of any specific material environmental constraint affecting our properties that would preclude the economic development or operation of any specific property.


It is reasonable to expect that compliance with environmental regulations will increase our costs. Such compliance may include feasibility studies on the surface impact of our proposed exploration operations; costs associated with minimizing surface impact; water treatment and protection; reclamation activities, including rehabilitation of various sites; on-going efforts at alleviating the mining impact on wildlife; and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration on any of our mineral properties.

We are prepared to engage professionals, if necessary, to ensure regulatory compliance but in the near term expect our activities to require minimal regulatory oversight. If we expand the scope of our activities in the future it is reasonable to expect expenditures on compliance to rise.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis explains the major factors affecting our results of operations for the years ended April 30, 2003 and 2002 and variance of results between periods. The following discussion of our financial condition and results of operations should be read along with the financial statements and notes to the financial statements included elsewhere in this prospectus.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations. We must raise cash in order to implement our plan and stay in business.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. We may not be able to continue for the next 12 months unless we obtain additional capital to pay our bills. Our management has not made a commitment of financial support to meet our obligations and we have not generated any revenues and no revenues are anticipated unless and until mineralized material is discovered on the properties that we have an interest in. Accordingly we must raise cash from other than the sale of mineralized materials. We will be conducting research in connection with the exploration of our properties. We are not going to buy or sell any plant or significant equipment.

Results of Operations Years ended April 30, 2003 and 2002

During the fiscal year ended April 30, 2002 and the first quarter of the fiscal year ended April 30, 2003 we were dormant and all of our activities were conducted solely to maintain our corporate structure. Our dormancy was the result of the death of one of our directors, Raymond Miller, in February of 2001, following which our remaining directors did not focus their efforts upon the development of our business.

The bulk of our activity for the year ended April 30, 2003 occurred in the nine month period ended April 30, 2003. During this period we:

• acquired the Atlas Database;

• acquired a lease of the Silver Bow Property;

• staked the claims comprising the AG Property;

• raised a total of $128,125 through private placements; and

• settled debts owed to our President, Chief Financial Officer, Secretary and director totaling $37,000.

In addition, we added five new directors to our board for the purpose of expanding the depth of experience available to us in pursuing our plan of business. The former directors were requested to resign upon the appointment of Daniel Farrell as President.

Subsequent to April 30, 2003 our board of directors resolved to abandon our mineral claims located near Timmins, Ontario and known as the Quincy Property. The Quincy Property was originally staked by us in 1999. However, as a result of our acquisition of the Atlas Database our board of directors determined that focusing our efforts on natural resource mineral properties located in the western United States (and in particular Nevada) would be in our best interest, and accordingly the claims comprising the Quincy Property were allowed to lapse.

Accounting fees increased substantially in the year ended April 30, 2003 to $10,976 from $4,800 in the same period in 2002 due to a change in our book-keepers and the increased costs associated with the increase in our business activity.

The increase of legal fees to $38,715 for the year ended April 30, 2003 from $465 in 2002 can be attributed to the arrangement of the private placements, the acquisition of the Atlas Database and Silver Bow Property, the preparation and filing of our reports with the SEC and the preparation and filing of this Registration Statement as well as the fact that we were dormant in the latter period.


Travel and promotion for the year ended April 30, 2003 ($17,976) increased from nil in 2002 due to the travel requirements to our new properties in Nevada. Staking fees and exploration costs also increased (2003, $31,602; 2002 $2,902) as a result of staking the Nevada properties and conducting exploration work thereon.

Executive compensation paid in the year ended April 30, 2003 consisted of a one-time payment of $1,500 to Daniel Farrell, our President, Chief Financial Officer, Secretary and director. No executive compensation was paid in the previous year.

In addition, donated executive compensation of $4,500 was recorded for the year ended April 30, 2003, as compared to donated executive compensation of $6,000 in the year ended April 30, 2002. The decrease in donated executive compensation was due to no donated executive compensation being recorded for the first quarter of the fiscal year ended April 30, 2003. Donated rent of $900 was recorded for the year ended April 30, 2003 as compared to $6,000 during the previous year. The decrease was a result of the change of our management and principal offices in August of 2002. Donated telephone of $965 was recorded for the year ended April 30, 2003 as compared to $1,200 during the previous year.

Transfer Agent and filing fees increased from $2,339 in 2002 to $6,018 in 2003 due to the private placements and other corporate actions during the year end April 30, 2003.

Accounts payable increased by $19,817 at April 30, 2002 to $22,321 at April 30, 2003. The increase is a result of the increase in our business activities and corresponding increase in our expenses.

The proceeds we received and the reduction of current liabilities from private placements and debt settlement referred to above do not leave us with sufficient working capital to support our exploration programs. As of April 30, 2003, we had cash of $58,868. As of such time, we also had approximately $22,321 in current liabilities. The resulting working capital at April 30, 2003 of $36,547 is sufficient to support our general operating expenses for the next 12 months. However, we will need to raise additional capital to support our proposed exploration programs and to fund our advance royalty payment of $15,000 in respect of the Silver Bow Property due on February 21, 2004. In the event we are unable to obtain additional capital, we will not be able to commence our proposed exploration programs. There can be no assurance that we will successfully raise additional funds sufficient to finance our proposed exploration programs.

Liquidity and Capital Resources

There is limited historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations.

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. We will need to raise additional capital to fund normal operating costs and exploration efforts. If we are not able to generate sufficient revenues and cash flows or obtain additional or alternative funding, we will be unable to continue as a going concern. As disclosed in the report of independent auditors on our financial statements provided elsewhere in this prospectus, our recurring losses and negative cash flow from operations raise substantial doubt about our ability to continue as a going concern.

In August of 2002 our then two directors sold all of the shares of our common stock held by them to Daniel T. Farrell, appointed Mr. Farrell as our President, Chief Financial Officer, Secretary and a director and thereafter the two directors resigned.

Subsequent to August, 2002, we raised approximately $130,000 in equity capital pursuant to private placements.

At April 30, 2003 we had cash of $58,868, current liabilities of $22,321 and working capital of $36,547. Management has determined that because of the limited amount of working capital, significant operating losses and lack of liquidity, there is doubt about our ability to continue in existence unless additional working capital is obtained.

At the present time, we do not have sufficient funds to undertake all of the exploration programs on our properties and therefore we will have to determine the best method of raising funds to accomplish our goals. To this end we have undertaken two private placements. In the first, we issued 533,333 units, at a price of $0.15 per unit for gross proceeds of $80,000, each unit consisting of one common share and one-half of one common share purchase warrant to purchase one additional common share at a price of $0.25 for one year. This private placement was completed in January, 2003 and was made in reliance upon the exemption provided by Regulation S.

The second private placement was completed in April, 2003. We issued 195,250 common shares at a price of $0.25 per share for total proceeds of $48,812.50. No warrants were attached to this private placement. This private placement was conducted in reliance upon exemptions provided by Regulations D and S.

The monies raised are to be used to fund the initial acquisition costs of our mineral properties and preliminary exploration work thereon, as well as for general working capital purposes. However, these funds will be insufficient to fund significant exploration activities on our mineral properties. We plan to conduct such exploration activities as we consider appropriate and, if the results of such activities warrant, attempt to raise additional capital to fund more significant exploration activities.


In April, 2003 we agreed to issue to our President 148,000 shares of our common stock at a price of $0.25 per share in settlement of debts due to him totaling $37,000.

New Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141 "Business Combinations" which supersedes APB Opinion No. 16 "Business Combinations" and FASB Statement No. 38 "Accounting for Preacquisition Contingencies of Purchased Enterprises." The provisions of this statement require that all business combinations be accounted for using "purchase accounting" and it disallows the use of "pooling of interests" as previously allowed under APB Opinion No. 16 and FASB Statement No. 38. This statement is effective for all business combinations subsequent to June 30, 2001. The adoption of this statement did not have a material effect on our financial statements.

Also in June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets," which supersedes APB Opinion No. 17 "Intangible Assets." The provisions of this statement changes the unit of account for goodwill and takes a very different approach to how goodwill and other intangible assets are accounted for subsequent to their initial recognition. Because goodwill and some intangible assets will no longer be amortized, the reported amounts of goodwill and intangible assets, as well as total assets, will not decrease at the same time and in the same manner as under previous standards. This statement is effective for all fiscal years beginning subsequent to December 15, 2001. The adoption of this statement did not have a material effect on our financial statements.

In August 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations," which amends SFAS No. 19, and establishes a uniform methodology for accounting for estimated reclamation and abandonment costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The statement is required to be adopted by January 1, 2003, at which time we will record the estimated present value of reclamation liabilities and increase the carrying value of related assets. Subsequently, reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation. Currently we are in the process of quantifying the effect the adoption of this statement will have on our consolidated financial statements.

The FASB also issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. It supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. It also amends APB No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The provisions of this Statement generally are to be applied prospectively. The adoption of this statement did not have a material effect on our financial statements.

OUR PROPERTY

Our corporate and operational offices are located at 309 Center Street, Hancock, MI 49930. At the present time, these offices are provided to us by our President without charge. The cost of the donated offices is incorporated in the $500 per month of services donated by our President. We believe that this space is sufficient at this time. However, we may move to expanded office space when and if our business expands. Other than the Atlas Database and the mineral properties discussed under the heading "Our Business" we do not have any material assets and, as such, we do not own any real or personal property.

DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Each of our directors is elected by stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Full Name and Resident Address	Age	Positions	Date Appointed Director
Daniel T. Farrell 309 Center Street Hancock, MI 49930	65	President, Chief Financial Officer, Secretary and Director	August 30, 2002
Thomas Skimming 11 Camelot Court Toronto, Ontario M3B 2N4	68	Director	September 18, 2002
William Utterback 5020 Weikel Drive Winnemucca, NV 89445	61	Director	December 17, 2002
George Cole 3 Pinecone Circle Carson City, NV 89703	60	Director	March 5, 2003
John Cullen 37 Amelia Street Barrie, Ontario L4M 1M5	47	Director	April 29, 2003

The persons named above have held their offices/positions since the date of appointment and are expected to hold their offices/positions until the next annual general meeting of our stockholders.

Background of Officers and Directors

Mr. Daniel Farrell has been our President, Chief Financial Officer and Secretary since August 16, 2002 and a member of our board of directors since August 30, 2002. Mr. Farrell has devoted approximately 75% of his professional time to our business and intends to continue to devote this amount of time in the future:

Mr. Farrell has been a corporate development officer with CGX Energy, Inc., an oil and gas exploration company based in Toronto, Ontario, listed on the TSX Venture Exchange. Mr. Farrell has served as President of Diadem Resources Ltd. from December, 1997 through July, 1998, President of Tiaro Bay Resources Inc. from January 1997 through September, 1997 and President of RJK Explorations Ltd. from January, 1996 through December,1996, all of which are publicly traded companies listed on the TSX Venture Exchange and engaged in the natural resource exploration business. Mr. Farrell was a corporate development officer with Greater Lenora Resources from June, 1994 through December, 1995. From 1991 through the 1994 Mr. Farrell was a financial adviser with American Express in Houghton, Michigan. Mr. Farrell holds a B.Sc. in geology from Michigan Technological University in Houghton, Michigan.

Mr. Thomas Skimming has been a member of our board of directors since September 18, 2002. Mr. Skimming has devoted approximately 25% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Skimming, P. Eng., is a professional geologist with over 30 years experience in the natural resource exploration industry, having served as a director and officer of several natural resource exploration companies listed on the TSX Venture Exchange. Since 1972 Mr. Skimming has provided geological consulting services as president of Thomas Skimming & Associates Limited. Mr. Skimming is currently a director of Pamlico Resources Ltd., St. Anthony Resources Inc., Romios Gold Resources Inc. and Barton Bay Resources Inc., all of which are publicly traded companies listed on the TSX Venture Exchange and engaged in the natural resource exploration business. Mr. Skimming holds a B.Sc. from the University of Michigan and took post graduate studies at McGill University. Mr. Skimming has been a member of the Association of Professional Engineers of Ontario since 1971.

Mr. William Utterback has been a member of our board of directors since December 17, 2002. Mr. Utterback has devoted approximately 25% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Utterback is a consulting geologist with over 30 years experience in the natural resource exploration industry. Mr. Utterback served as chief geologist of Amax Gold Inc. from 1986 through 1993 and currently provides geological consulting services to Gold Property Services. Mr. Utterback holds Bachelors and Masters degrees in Science from Oregon State University.

Mr. George Cole has been a member of our board of directors since March 5, 2003. Mr. Cole has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Cole, currently retired, was formerly Vice-President , Exploration of Teck Cominco Limited, a diversified mining, smelting and refining group of companies headquartered in Vancouver, British Columbia whose securities are listed on the


Toronto Stock Exchange and the American Stock Exchange, from 1993 through December, 2001. Mr. Cole holds a M.Sc. in Geology from the University of Montana and a B.Sc. in Geology from Montana State University.

Mr. John Cullen has been a member of our board of directors since April 29, 2003. Mr. Cullen has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Cullen has been President of Cullen Management since May, 1998. From 1987 through May, 1998 Mr. Cullen was an investment advisor with Nesbitt Burns, a registered investment dealer in Toronto, Ontario (now a subsidiary of the Bank of Montreal). Mr. Cullen is currently a director of CGX Energy, Inc. and Dumont Nickel Inc., both of which are engaged in the business of natural resources exploration and whose shares are listed on the TSX Venture Exchange, and is also a director of Biogan International Inc., a natural resource exploration company whose shares are listed on the OTC Bulletin Board. From October, 1995 through February, 1997 Mr. Cullen served as a director of Link Minerals Inc. a natural resource exploration company whose shares are quoted on the CDN over-the-counter market.

Conflicts of Interest

We believe that Messrs. Skimming, Utterback, and Cullen will be subject to conflicts of interest. The conflicts of interest arise from their relationships in other mining companies.

EXECUTIVE COMPENSATION

Our directors have not been compensated for their services and there are no plans to compensate them in the near future until such time as we generate sufficient revenue to do so. Our President has not been compensated for his services to date. We do not have any plans to compensate Mr. Farrell until such time as we have sufficient financial resources to do so.

Compensation Of Directors

During the fiscal years ended April 30, 2002 and 2001, we did not pay our directors for any meetings.

Executive Compensation

The following table sets forth the total compensation paid or accrued by us for the three years ended April 30, 2002 on behalf of each of our named executive officers.

Summary Compensation Table

The following table sets forth information with respect to stock options to purchase common stock granted to our named executive officers during the fiscal year ended April 30, 2002.
SUMMARY COMPENSATION TABLE
		ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other annual compen- sation ($)	Awards		Payouts	All other compen- sation ($)
					Restricted stock award(s) ($)	Securities underlying options/SARs (#)	LTIP payouts ($)

Daniel T. Farrell(1), President, Chief Financial Officer, Secretary and director Adam Smith(2), President and director Gordon Krushnisky(3), Chief Financial Officer, Secretary and director	2003 2003 2002 2001 2003 2002 2001	Nil Nil Nil Nil Nil Nil Nil	Nil Nil Nil Nil Nil Nil Nil	$1,500 Nil Nil Nil Nil Nil Nil	Nil Nil Nil Nil Nil Nil Nil	Nil Nil Nil Nil Nil Nil Nil	Nil Nil Nil Nil Nil Nil Nil	Nil Nil Nil Nil Nil Nil Nil

(1) Appointed President, Chief Financial Officer and Secretary August 16, 2002 and as director August 30, 2002.
(2) Resigned as President August 16, 2002 and as director August 30, 2002.
(3) Resigned as Chief Financial Officer and Secretary August 16, 2002 and as director August 30, 2002.

Daniel T. Farrell, our President, Chief Financial Officer, Secretary and director has not been paid any compensation to date other than the one-time payment of $1,500. Other than the afore-mentioned payment, Mr. Farrell has been donating his services to us, and we have valued these services at $500 per month. On April 8, 2003 Mr. Farrell converted the sum of $37,000 which he had loaned to us or had advanced on our behalf into share of our common stock. The conversion price was


$0.25 per share, which was the same price at which we issued shares of our common stock to arms length investors on April 2 and 9th, 2003 pursuant to private placements referred to elsewhere in this prospectus. See "Management Discussion and Analysis of Financial Condition Liquidity and Capital Resources" for a discussion of the terms of the private placements. Accordingly. Mr. Farrell was not conferred any benefit as part of this conversion.

Option Grants in Last Fiscal Year

No options have been granted to any officer or director.

Employment Agreements with Executive Officers

There are no employment agreements with any officers or directors.

Stock Option Plans

We have never established any form of stock option plan. We have not granted any options or stock appreciation rights. We do not have a long-term incentive plan nor do we have a defined benefit, pension plan, profit sharing or other retirement plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the present owners of 5% or more of our total outstanding shares. Unless otherwise stated, the stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to their shares:

The persons named below may be deemed to be a parents and promoters of our company within the meaning of such terms under the Securities Act, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Farrell is the only promoter of our company.
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Daniel T. Farrell 309 Center Street Hancock, MI 49930	4,148,000 Direct	24.54%
Common Stock	William M. Sheriff 3518 Earl Avenue PO Box 2654 Durango, CO 81302	6,001,000 Direct and Indirect (1)	35.5%

[1] 6,000,000 of these shares are registered in the name of Platoro West Incorporated, a company controlled by Mr. Sheriff.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group. Unless otherwise stated, the stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to their shares:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Daniel T. Farrell 309 Center Street Hancock, MI 49930	4,148,000 Direct	24.54%
Common Stock	Thomas Skimming 11 Camelot Court Toronto, Ontario M3B 2N4	Nil	N/A
Common Stock	William Utterback 5020 Weikel Drive Winnemucca, NV 89445	Nil	N/A
Common Stock	George Cole 3 Pinecone Circle Carson City, NV 89703	Nil	N/A
Common Stock	John Cullen 37 Amelia Street Barrie, Ontario L4M 1M5	390,000 Direct	2.31%
Common Stock	All Officers and Directors, as a group	4,538,000	26.85%


Future Sales by Existing Stockholders

Our two largest shareholders Daniel T. Farrell and William M. Sheriff own, collectively, 10,149,000 shares of our common stock. These shares are "restricted securities" as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. We have agreed to register 149,000 of these shares pursuant to this prospectus.

In July, 1999 we accepted subscriptions from twelve investors in the amount of 6,000,000 shares at a price of $0.001 per share for gross consideration of $6,000 cash. We have identified that the holders of these securities may be considered "underwriters" by the SEC and have placed "stop transfer" instructions against the certificates representing these shares and a legend has been imprinted on the stock certificates. Eleven of the twelve investors subsequently transferred their securities to eleven purchasers in private transactions during the period September, 2002 through October, 2002. These eleven stockholders have entered into agreements with us where we agreed to register their shares in exchange for their agreement not to sell more than 50,000 of these shares each in the public market in any three month period. We are registering 1,815,000 of these shares pursuant to this prospectus. The remaining 4,185,000 shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. The consideration for the agreement of these stockholders not to sell more than 50,000 of these shares each in the public market in any three month period, was our agreement to register these shares pursuant to this prospectus.

We have also issued 728,583 shares of our common stock pursuant to private placements which closed between November 30, 2002 and April 9, 2003. We have agreed to register these shares pursuant to this prospectus, which include 1,000 shares comprised in the 10,149,000 shares referred to above.

Shares purchased in this offering, which will be immediately resalable, and sales of all other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock with a par value of $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding-up of our affairs;

- do not have preemptive or preferential rights to subscribe for or purchase their proportionate part of any shares which may be issued by us at any time; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote;

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Following this Offering we intend to seek market makers to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock. Please refer to "Risk Factors - You may not be able to sell the stock you purchase in this offering on terms you consider reasonable."

The lack of liquidity in our common stock is likely to make the trading price our common stock volatile and subject to wide fluctuations, assuming that any trades do occur in the secondary market. Additionally, our stock price may become subject to wide fluctuations in response to the following: quarterly variations in operating results, announcements of technological innovations or new products and services by us or our competitors, stock price performance of other companies that investors may deem comparable to ours, and other events or factors. In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of our


common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of managements attention and resources, which would have a material adverse effect on our business, results of operations and financial condition. It is possible that wide fluctuations in the trading price of our common stock could result in class action litigation against us, which even if such actions were successfully defended, would result in large expenses that would have a material, adverse effect on financial condition.

"Penny Stock" Requirements

Our common stock is not listed or quoted on any national securities exchange or trading medium. The SEC has adopted a rule that defines a "penny stock", for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stocks; and

- that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

- obtain financial information and investment experience and objectives of the person; and

- make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and

- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling shares purchased under this prospectus and may cause the price of our shares to decline.

Warrants

On November 30, 2002 we issued 500,000 warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.25 per share. These warrants are exercisable until November 30, 2003. These warrants were issued by us in connection with a private placement of units consisting of common shares and warrants and were not registered under any securities laws.

On January 15, 2003 we issued 216,667 warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $0.25 per share. These warrants are exercisable until January 15, 2004. These warrants were issued by us in connection with a private placement of units consisting of common shares and warrants and were not registered under any securities laws.

The warrants detailed above were issued in conjunction with the private placement of our common stock as units in order to make the securities offered more attractive to prospective purchasers.

No other warrants to purchase our common stock have been issued.


Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

A simple majority vote is required for shareholders to take action.

Dividends

As of the date of this prospectus, we have not paid any dividends to stockholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

Our stock transfer agent for our securities is The Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, NV, USA, 89501.

Options Outstanding

We have no outstanding options to purchase our securities. It is the intention of the Board of Directors to grant stock options to directors, officers and future employees at some time in the future.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no public trading market for our common stock. As of July 15, 2003 we had 16,903,083 shares of our common stock outstanding, which shares were held by approximately 126 shareholders of record.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock.

As of September 24, 2003, the number of shares of Common Stock that can be sold by officers, directors, principal shareholders, and others pursuant to Rule 144 is 6,026,500.

As of May 15, 2003, there were 126 beneficial owners of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June, 1999 we issued 4,000,000 shares of our common stock to our directors, Adam Smith, Gordon Krushnisky and Raymond Miller for $4,000. Mr. Miller subsequently transferred his shares to Mr. Krushnisky.

On August 16, 2002, Adam Smith and Gordon Krushnisky each entered into Stock Purchase Agreements with Daniel T. Farrell whereby Smith and Krushnisky sold 4,000,000 shares to Mr. Farrell for $4,000. Mr. Farrell was then appointed our President, Chief Financial Officer and Secretary. Our Board of Directors appointed Mr. Farrell as a director on August 30, 2002. Messrs. Smith and Krushnisky then resigned.

On January 17, 2003 we acquired Atlas Database Corp., the owner of a natural resources exploration database developed by Atlas Minerals Inc. Atlas Database Corp. was acquired in an arms length tax-free exchange pursuant to an Agreement and Plan of Merger between ourselves, Atlas Database Acquisition Corp., our wholly owned subsidiary, Atlas Database Corp., Platoro West Incorporated and William M. Sheriff. Mr. Sheriff is the sole Shareholder of Platoro which was, in turn, the sole shareholder of Atlas Database Corp. Pursuant to the terms of the Agreement and Plan of Merger, 6,000,000 shares of our common stock were issued to Platoro in exchange for all of the issued and outstanding shares of Atlas Database Corp., Atlas Database Acquisition Corp. merged with and into Atlas Database Corp. and its separate existence ceased. As a result of the foregoing, Atlas Database Corp. is now a wholly-owned subsidiary of ours. Atlas Database Corp. was formed in January, 2003 and was assigned all of the Platoros right, title and interest in and to the Atlas Database in exchange for $15,000 cash.

Prior to the Agreement and Plan of Merger, Platoro West Incorporated was the sole shareholder of Atlas Database Corp. and therefore its parent company.

Platoros interest in the Atlas Database was acquired pursuant to a Bill of Sale and Letter Agreement between Platoro and Atlas Minerals Inc. dated June 10, 2000. The purchase price paid by Platoro to Atlas Minerals Inc. was $15,000 cash. As required by the Letter Agreement, we have agreed to comply with the terms thereof. Accordingly, we are required to allow Atlas Minerals Inc. access to the data contained in the Atlas Database, provided that Atlas Minerals Inc. provides reasonable


notice. To date, Atlas Minerals Inc. has not requested access to the data. Pursuant to the terms of the Letter Agreement, in the event we sell any of the data to a third party we are required to pay Atlas Minerals Inc. 25% of the proceeds of the sale.

On April 8, 2003 we settled debts totaling $37,000 due to our President through the issuance of 148,000 shares of our common stock at a price of $0.25 per share.

LITIGATION

To the best of our knowledge, we are not a party to any pending litigation and none is contemplated or threatened.

INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300. In addition, Nevada Revised Statutes, 78.751 and Article XI of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities.

The Bylaws also provide that we can purchase and maintain insurance or other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Our attorney, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters in relation to U. S. Law. If necessary, the firm of Godinho Sinclair Shields, Vancouver, Canada, will pass upon certain aspects of Canadian law.

EXPERTS

Our financial statements for the year ended April 30, 2003, included in this prospectus, have been audited by Sellers & Andersen, L.L.C., of Salt Lake City, Utah, as set forth in their report included in this prospectus and have been included in reliance upon such representation of and upon the authority of such firm as experts in accounting and auditing.

GLOSSARY OF CERTAIN TERMS

You may find the following definitions helpful in your reading of this prospectus.

- Cash Operating Costs -- Includes all direct and indirect operating cash costs incurred at each operating mine, excluding royalties and mine production taxes.


- Mineralized Material -- A mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metals.

- Ore -- A mixture of valuable minerals and gangue (valueless minerals) from which at least one of the minerals or metals can be extracted at a profit.

- Orebody -- A continuous, well-defined mass of material of sufficient ore content to make extraction economically feasible.

- Probable Reserves -- Reserves for which quantity and grade and/or quality are computed from information similar to that used for Proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for Proven reserves, is high enough to assume continuity between points of observation.

- Proven Reserves -- Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling, and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well-defined that size, shape, depth and mineral content of reserves are well-established.

- Reserves -- That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

- Sediment Hosted Disseminated Gold Deposits -- Low grade occurrences of gold which are hosted by clastic sedimentary rocks generally consisting of sandstone, limestone, dolomite or siltstone or any combination thereof in any given deposit. Normally gold grades are low (ie: .02 to .08 ounces per ton) and are usually developed by open pit mining methods.

- Total Cash Costs -- Includes all direct and indirect operating cash costs incurred at each operating mine.

- Total Production Costs -- Includes total cash costs, as defined, plus depreciation, depletion, amortization and reclamation accruals relating to each operating mine.

- Unpatented Mining Claim -- A parcel of property located on federal lands pursuant to the General Mining Law and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government. The holder of a valid, unpatented lode- mining claim is granted certain rights including the right to explore and mine such claim under the General Mining Law.

- Volcanic Hosted Disseminated Hot Springs Gold Mineralized Material -- Material containing small particles of gold, emplaced through ancient hot spring activity, randomly distributed throughout a large volume of volcanic rock, commonly rhyolitic in composition. Similar to the sediment hosted disseminated gold deposits, gold grades are normally low (ie: .02 to .08 ounces per ton) and are usually developed by open pit mining methods. Usually, these deposits are associated with epithermal quartz-adularia veins which have acted as a source for the gold.

CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS

The following is a general discussion of the principal U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U. S. holder.

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

- the gain is effectively connected with your conduct of a trade of business in the United States or, under an income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States;

- you are an individual who holds our common stock as a capital asset, are present in the United States for 183 days or more in the taxable year of the disposition and meet other requirements; or

- you are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes.

The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If you receive payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. holder or you otherwise establish an exemption.

WE ENCOURAGE AND RECOMMEND THAT EACH NON-U.S. HOLDER CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF OUR COMMON STOCK.


FINANCIAL STATEMENTS

Our fiscal year end is April 30. We provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by our management and reported on by an Independent Certified Public Accountant.

Our audited financial statements to April 30, 2003 immediately follow:

Audited Financial Statements

Independent Auditor's Report

Financial Statements

Balance Sheet

Statement of Operations

Statement of Shareholders Equity

Statement of Cash Flows

Notes to the Financial Statements

F-1 F-2 F-3 F-4 F-5 F-6


SELLERS & ANDERSEN L.L.C. Certified Public Accountants and Business Consultants Member SEC Practice Section of the AICPA	941 East 3300 South, Suite 202 Salt Lake City, Utah 84106 Telephone 801 486-0096 Fax 801 486-0098

Board of Directors
Quincy Resources, Inc. and Subsidiary
Vancouver B. C. Canada

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying consolidated balance sheet of Quincy Resources, Inc. and Subsidiary (exploration stage company) at April 30, 2003, and the related consolidated statement of operations, stockholders' equity, and cash flows for the years ended April 30, 2003 and 2002 and the period May 5, 1999 (date of inception) to April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quincy Resources Inc. and Subsidiary at April 30, 2003, and the results of operations, stockholders' equity, and cash flows for the years ended April 30, 2003 and 2002 and the period May 5, 1999 (date of inception) to April 30, 2003, in conformity with accounting principles generally accepted in the United States of America

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 8 . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
July 30, 2003

s/Sellers & Andersen L.L.C.


QUINCY RESOURCES INC. AND SUBSIDIARY
(Exploration Stage Company)
CONSOLIDATED BALANCE SHEET
April 30, 2003
ASSETS CURRENT ASSETS Cash Total Current Assets DATEBASE net amortization	$58,868 58,868 10,599 $69,467

LIABILITIES AND STOCKHOLDERS EQUITY CURRENT LIABILITIES Accounts payable related party Accounts payable Total Current Liabilities	$1,814 20,507 22,321

STOCKHOLDERS EQUITY Common stock 200,000,000 shares authorized, at $0.001 par value; 16,903,083 shares issued and outstanding Capital in excess of par value	16,903 211,053
Deficit accumulated during the exploration stage	(180,810)
Total Stockholders Equity	47,146
$69,467

The accompanying notes are an integral part of these financial statements


QUINCY RESOURCES INC. AND SUBSIDIARY
(Exploration Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
For The Years Ended April 30, 2003 and 2002 and the
period May 5, 1999 (Date of Inception) to April 30, 2003
	Apr 30, 2003	Apr 30, 2002	May 5, 1999 to Apr 30, 2003
REVENUES	$-	$-	$-

EXPENSES Administration Exploration Amortization	83,889 31,602 493 (115,984)	20,004 2,902 - (22,906)	145,813 34,504 493 (180,810)

NET LOSS	$(115,984)	$(22,906)	$(180,810)

NET LOSS PER COMMON SHARE Basic	$-	$-

AVERAGE OUTSTANDING SHARES Basic (stated in 1,000s)	11,173	10,026

The accompanying notes are an integral part of these financial statements


QUINCY RESOURCES INC. AND SUBSIDIARY
(Exploration Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
For the Period May 5, 1999 (Date of Inception) to April 30, 2003
Common Stock		Capital in Excess of Par Value	Accumulated Deficit
Shares	Amount

Balance May 5, 1999 (date of inception)
Issuance of common stock for cash
at $.001 - June 17, 1999
Issuance of common stock for cash
at $.001 - July 26, 1999
Issuance of common stock for cash
at $.10 - August 15, 1999
Contributions to capital - expenses
- related parties
Net operating loss for the period
May 5, 1999 to April 30, 2000
Contributions to capital - expenses
- related parties
Net operating loss for the year
ended April 30, 2001
Contributions to capital - expenses
- related parties
Net operating loss for the year
ended April 30, 2002
Issuance of common stock for cash
at $.15 - January 24, 2003
Issuance of common stock for
purchase of subsidiary - note 5
Issuance of common stock for cash
at $.25 - April 2003
Issuance of common stock for
payment of debt - at $.25 -
April 10, 2003
Contribution to capital - expenses -
related parties
Net operating loss for the year
ended April 30, 2003
Balance April 30, 2003

- 4,000,000 6,000,000 26,500 - - - - - - 533,333 6,000,000 195,250 148,000 - - 16,903,083	$- 4,000 6,000 27 - - - - - - 533 6,000 195 148 - - $16,903	$- - - 2,623 10,800 - 10,800 - 10,800 - 79,468 5,092 48,618 36,852 6,000 - $211,053	$- - - - (24,058) - (17, 862) - (22,906) - - - _- - (115,984) $(180,810)

The accompanying notes are an integral part of these financial statements


QUINCY RESOURCES INC. AND SUBSIDIARY
(Exploration Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended April 30, 2003 and 2002 and the
Period May 5, 1999 (Date of Inception) to April 30, 2003
	Apr 30, 2003	Apr 30, 2002	May 5, 1999 to Apr 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss

Adjustments to reconcile net loss to
net cash provided by operating
activities

Amortization
Change in accounts payable
Capital Contributions expenses
related parties

Net Change in Cash From Operations

	$(115,984) 493 39,504 6,000 (69,987)	$(22,906) - 12,147 10,800 41	$(180, 810) 493 59,321 38,400 (82,596)
CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from issuance of common stock Net Change in Cash Cash at Beginning of Period Cash at End of Period	128,814 58,827 41 $58,868	- 41 - $41	141,464 58,868 - $58,868
SCHEDULE OF NONCASH OPERATING ACTIVITIES Cash contributions expenses related parties	$6,000	$10,800	$38,400

The accompanying notes are an integral part of these financial statements


QUINCY RESOURCES, INC. AND SUBSIDIARY
(Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
April 30, 2003

1. ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on May 5, 1999 with authorized common stock of 200,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties and at the report date mineral claims had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore is considered to be in the exploration stage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the diluted income (loss) per shares is not shown.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized. On April 30, 2003 the Company had a net operating loss carry forward of $180,810. The tax benefit of approximately $54,243 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss expires starting 2015 through 2023.


QUINCY RESOURCES, INC. AND SUBSIDIARY
(Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
April 30, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Mineral Claim Costs

Cost of acquisition, exploration, carrying and retaining unproven mining leases are expensed as incurred.

Environmental Requirements

At the report date environmental requirements related to the mineral leases acquired are unknown and therefore any estimate of any future cost cannot be made.

Principles of Consolidation

The consolidated financial statements include the accounts of Quincy Resources Inc.. (parent) and its wholly owned subsidiary Atlas Database Corp. All intercompany transactions have been eliminated

Concentration of Credit Risk

There are no financial instruments that potentially subject the Company to significant concentration of credit risks.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of services provided.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.


QUINCY RESOURCES, INC. AND SUBSIDIARY
(Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
April 30, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES continued

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. ACQUISITION OF A DATABASE BY ATLAS DATABASE CORP (SUBSIDIARY)

In June 1, 2000 Atlas Database Corp (subsidiary) purchased a database for $15,000. The database contains information on the natural resources and exploration developed during the period 1982 through 1997. The majority of the information contained in the database relates to research on bulk mineable precious mineralized material in the western United States, particularly sediment hosted disseminated gold mineralized material and volcanic hosted disseminated hot springs gold mineralized material from which the Company, and its subsidiary, intends to use for its stated business objective of locating, acquiring, and exploring, mineral natural resource properties.

The database is being amortized to expense over 10 years starting on the date of purchase.

4. ACQUISITION OF MINERAL LEASE

Silver Bow Property

In February, 2003 the Company acquired 73 unpatented lode mining claims in Nye County, Nevada known as the Silver Bow Property with an expiration date of September 1, 2003. The Company must make advanced royalty payments totaling $165,000 by the fifth anniversary date as follows:

$10,000 upon signing (paid)
$15,000 on the 1st anniversary
$20,000 on the 2nd anniversary
$30,000 on the 3rd anniversary
$40,000 on the 4th anniversary
$50,000 on the 5th anniversary

The Company will also be required to make advance royalty payments of $50,000 for each year thereafter. The vendors maintain a 3% Net Smelter Return (NSR) royalty in the property of which the Company has the right to purchase two thirds of the NSR for $1,500,000 and the final third for an additional $2,000,000.


QUINCY RESOURCES, INC. AND SUBSIDIARY
(Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
April 30, 2003

4. ACQUISITION OF MINERAL LEASE continued

AG Property

During March 2003, the Company staked 44 lode mining claims in Humbolt County, Nevada known as the AG Property with a expiration date of March 2004.

The above claims have not been proven to have a commercially minable ore reserves and therefore all costs of exploration and retaining the properties have been expensed.

5. ACQUISITION OF ALL STOCK OF ATLAS DATABASE CORP

On January 24, 2003 the Company acquired all of the outstanding stock of Atlas Database Corp. (subsidiary) by the issuance of 6,000,000 restricted common shares of the Company, representing 35.5 % of the outstanding shares of the Company after the acquisition. The acquisition was recorded as a purchase with no good will recognized. The only asset held by Atlas Database Corp (subsidiary) was the database outlined in note 3 above. The stock of Atlas Database Corp acquired by the Company was valued at $11,092, the remaining book value of the database held by Altas Database Corp (subsidiary). The value of the 6,000,000 restricted shares issued by the Company was otherwise undeterminable. The operations of the subsidiary is included in the consolidated statement of operations starting January 24, 2003. There were no contingent terms as part of the acquisition agreement.

6. COMMON CAPITAL STOCK AND WARRANTS

Since inception the Company completed Regulation D offerings of 10,755,083 shares for $141,464, 148,000 shares for payment of debt, and 6,000,000 shares for the purchase of all outstanding shares of Atlas Database Corp.

The Company issued 266,667 common share warrants as part of the issuance of 533,333 common shares on January 24, 2003. The warrants entitle the holders to purchase 266,667 common shares of the Company for $.25 per share. The warrants expire starting November 30, 2003 through January 10, 2004.

7. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

An officer-director has acquired 27 % of the common stock issued and has made contributions to capital by the payment of expenses for the Company amounting to $6,000 for the current year and $38,400 since inception, and has made no interest loans of $1,814.

A manager (not an officer) of the Company has acquired 3.2% and a major stockholder ( not an officer) of the Company has acquired 35.5% (see note 5) of the common stock issued.


QUINCY RESOURCES, INC. AND SUBSIDIARY
(Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)
April 30, 2003

8. GOING CONCERN

The Company will need additional working capital to service its debt and to be successful in its efforts to develop the mineral leases acquired which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional contributions to capital from officers, additional equity funding, and long term financing, which will enable the Company to operate for the coming year.


PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers or directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a directors or officers liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to the companys best interests, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorneys fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation (Article 12) and the Company's Bylaws (Article 11) provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

(i)


SEC Registration Fee Printing Expense Accounting Fees and Expenses Legal Fees and Expenses Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expenses TOTAL:	$54.50 $1,000 $500 $30,000 $2,500 $2,500 $5,000 $41,554.50

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception on May 5, 1999, the Registrant has sold the following securities which were not registered under the Securities Act.

On June 17, 1999 we issued to our then President, Adam Smith, 1,000,000 common shares, to our then Secretary and Chief Financial Officer, Gordon Krushnisky, 1,000,000 common shares and to Raymond Miller, a director, 2,000,000 common shares at a price of $0.001 per share for gross consideration of $4,000 cash. These shares were issued in reliance upon the exemption from registration provided by s. 4(2) of the Securities Act. These shares were transferred to our current President, Chief Financial Officer, Secretary and director, Daniel T. Farrell on August 30, 2002, for $4,000. These shares are "restricted securities" as that term is defined in Rule 144. After August 30, 2003 Mr. Farrell can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based on 1% of our then outstanding common stock. There are "stop transfer" instructions placed against the certificate representing these shares and a legend has been imprinted on the stock certificate.

In July, 1999 we accepted subscriptions from twelve investors in the amount of 6,000,000 shares at a price of $0.001 per share for gross consideration of $6,000 cash. These shares were issued in reliance upon the exemption for registration provided by Rule 504 of Regulation D and a Form D was filed in connection with the issuance of these shares. We have identified that the holders of these securities may be considered "underwriters" by the SEC and have placed "stop transfer" instructions against the certificates representing these shares and a legend has been imprinted on the stock certificates. Eleven of the twelve investors subsequently transferred their securities to eleven purchasers in private transactions. These eleven stockholders have entered into agreements with us pursuant to which we have agreed to register their shares in exchange for their agreement not to sell more than 50,000 of these shares each in the public market in any three month period. We are registering 1,815,000 of these shares pursuant to this prospectus.

On August 15, 1999 we accepted subscriptions from twenty-three investors and issued 26,500 shares at a price of $0.10 per share for gross consideration of $2,650 cash. These shares were issued in reliance upon the exemption for registration provided by Rule 504 of Regulation D and a Form D was filed with the SEC. These shares are not subject to restrictions on transfer.

On November 30, 2002 we accepted subscriptions from two investors and issued 100,000 units at a price of $0.15 per unit for gross consideration of $15,000. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until November 30, 2003 at a price of $0.25 per share. These securities were issued in reliance upon the exemption from registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S. We are registering the resale of common shares issued as part of the units pursuant to this prospectus. There are "stop transfer" instructions placed against the certificates representing these shares and a legend has been imprinted on the stock certificates.

On January 8, 2003 we issued 6,000,000 shares of our common stock to Platoro West Incorporated in exchange for all the issued and outstanding shares of Atlas Database Corp. These shares were issued in reliance upon the exemption from registration provided by s. 4(2) of the Securities Act. These securities are "restricted securities" as that term is defined in Rule 144. After January 8, 2004 Platoro West Incorporated can sell, within a three month period, and in accordance with Rule 144, a percentage of these shares based upon 1% of our then outstanding common stock. There are "stop transfer" instructions placed against the certificate representing these shares and a legend has been imprinted on the stock certificate.

On January 15, 2003 we accepted subscription from three investors and issued 433,333 units at a price of $0.15 per unit for gross consideration of $65,000. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase an additional share of our common stock until January 15, 2004 at a price of $0.25 per share. These securities were issued in reliance upon the exemption from

(ii)


registration provided by Regulation S as the purchasers were not U.S. Persons as that term is defined in Regulation S. We are registering the resale of common shares issued as part of the units pursuant to this prospectus. There are "stop transfer" instructions placed against the certificates and a legend has been imprinted on the stock certificates.

On April 2, 2003 we accepted subscriptions from eighty-three investors and issued 192,250 shares at a price of $0.25 per share for gross consideration of $48,062.50. These share were issued in reliance upon the exemptions from registration provided by Rule 506 of Regulation D or Regulation S. We are registering the resale of these shares pursuant to this prospectus. There are "stop transfer" instructions placed against the certificates and a legend has been imprinted on the stock certificates. 136,000 of these shares were issued to 55 purchasers in reliance upon the exemption provided by Rule 506 of Regulation D and 56,250 were issued to 28 purchasers in reliance upon the exemption provided by Regulation S.

On April 8, 2003 we settled debts totaling $37,000 due to our President through the issuance of 148,000 shares of our common stock at a price of $0.25 per share. These shares were issued in reliance upon the exemption provided by s. 4(2) of the Securities Act. These securities are "restricted securities" as that term is defined in Rule 144. There are "stop transfer" instructions placed against the certificate and a legend has been imprinted on the stock certificate. Pursuant to the terms of the debt settlement, we have agreed to register theses shares pursuant to this prospectus.

On April 9, 2003 we accepted subscriptions from three investors and issued 3,000 shares at a price of $0.25 per share for gross consideration of $750. These share were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D. These securities are "restricted securities" as that term is defined in Rule 144. We are registering the resale of these shares pursuant to this prospectus. There are "stop transfer" instructions placed against the certificates and a legend has been imprinted on the stock certificates.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed, unless otherwise noted.

Exhibit No. 3.1* 3.2* 4.1* 4.2** 5.1 10.1*** 10.2** 10.3**** 10.4**** 10.5**** 10.6**** 10.7**** 10.8**** 10.9**** 10.10**** 10.11**** 10.12****

Document Description

Articles of Incorporation

Bylaws

Specimen Stock Certificate

Warrant Certificate

Opinion of Counsel

Agreement and Plan of Merger dated January 17, 2003 between Quincy Resources Inc., Atlas Database Acquisition Corp., Atlas Database Corp., Platoro West Incorporated and William M. Sheriff

Silver Bow Property Agreement

Bill of Sale and Letter Agreement between Platoro West Incorporated and Atlas Minerals, Inc. dated June 10, 2000.

Agreement between Quincy Resources Inc. and Dennis Harbour dated March 31, 2003.

Agreement between Quincy Resources Inc. and Bill Rowe dated March 31, 2003.

Agreement between Quincy Resources Inc. and Maureen Cotman dated March 28, 2003.

Agreement between Quincy Resources Inc. and John Cullen dated March 27, 2003.

Agreement between Quincy Resources Inc. and James Fairbairn dated March 28, 2003.

Agreement between Quincy Resources Inc. and Denis Clement dated March 28, 2003.

Agreement between Quincy Resources Inc. and Bob Antoniou dated March 28, 2003.

Agreement between Quincy Resources Inc. and Mark Youngman dated March 27, 2003.

Agreement between Quincy Resources Inc. and Philip Beaudoin dated March 31, 2003.

(iii)


10.13**** 10.14**** 10.15**** 10.16**** 10.17**** 21.1** 23.1 23.2 23.3 23.4 24

Agreement between Quincy Resources Inc. and Brian Bosse dated March 28, 2003.

Agreement between Quincy Resources Inc. and Kate McVeigh dated March 31, 2003.

Form of Subscription Agreement dated for reference September 19, 2002.

Form of Subscription Agreement dated for reference February 1, 2003.

Agreement between Newmont USA Limited, d/b/a Newmont Mining Corporation, Quincy Resources, Inc. , and Platoro West Incorporated, dated July 31, 2003.

Subsidiary of Quincy Resources Inc.

Consent of Charles Cleveland, Esq. (included in 5.1)

Consent of Sellers and Andersen, L.L.C.

Consent of Thomas Skimming

Consent of William Utterback

Powers of Attorney (contained on signature page of this Registration Statement)

* Incorporated by reference to same exhibit filed with the Companys Form 10SB Registration Statement filed September 11, 2000, SEC file no. 000-31501.
** Previously filed as an exhibit to our Form SB-2 filed on May 28, 2003, SEC file no. 333-105616.
*** Incorporated by reference to same exhibit filed with the Companys Form 8-K Current Report dated January 17, 2003, SEC file no. 000-31501.
**** Previously filed as an exhibit to our Form Sb-2/A-1 on August 19, 2003, SEC file no. 333-105616.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (S 230.424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c. To include any additional or changed material information with respect to the plan of distribution.

(iv)


2. For determining liability under the Securities Act to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(v)


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Hancock, State of Michigan, on September • , 2003.

QUINCY RESOURCES INC.

By: "Daniel T. Farrell"
Daniel T. Farrell,
President, Principal Executive Officer, Chief Financial Officer, Secretary and Prinipal Accounting Officer/Principal Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appears below constitutes and appoints Daniel T. Farrell, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature) * (Title) (Date) (Signature) * (Title) (Date) (Signature) * (Title) (Date) (Signature) * (Title) (Date) (Signature) * (Title) (Date)

"Daniel T. Farrell"
Daniel T. Farrell
President, Principal Executive Officer, Chief Financial Officer,
Secretary, Principal Accounting Officer, Principal Financial
Officer and Director
September 9, 2003

"Thomas Skimming"
Thomas Skimming
Director
September 9, 2003

"John Cullen"
John Cullen
Director
September 9, 2003

"George Cole"
George Cole
Director
September 9, 2003

"William Utterback"
William Utterback
Director
September 9, 2003

* Mr. Farrell has signed for all of these individuals pursuant to a Power of Attorney executed by the foregoing pursuant to the Form SB-2, as filed on May 28, 2003.